STOCKHOLDER AGREEMENT
                                 BY AND BETWEEN
                             SOFTNET SYSTEMS, INC.,
                                       AND
                                  MEDIACOM LLC



                                      dated


                                November 4, 1999

                              STOCKHOLDER AGREEMENT



                  THIS STOCKHOLDER AGREEMENT is made as of November 4, 1999, by and between SOFTNET SYSTEMS, INC., a Delaware corporation (the "Company"), and MEDIACOM LLC, a New York limited liability company ("Mediacom").

                                               W I T N E S S E T H:

                  WHEREAS, the parties desire to set forth certain rights and restrictions related to the ownership and disposition of certain shares of Common Stock owned by Mediacom;

                  WHEREAS, the Company and Mediacom, are parties to that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") and have agreed, pursuant to the Stock Purchase Agreement, to enter into this Agreement; and

                  WHEREAS, in order to induce the parties to enter into the Stock Purchase Agreement, that certain ISP Channel Affiliate Agreement by and between the Company's wholly-owned subsidiary, ISP Channel, Inc., and Mediacom, of even date herewith (the "Affiliate Agreement") and that certain Registration Rights Agreement by and between the Company and Mediacom of even date herewith (the "Registration Rights Agreement"), the parties hereby agree that this Agreement shall govern certain rights and restrictions related to the ownership and disposition of such shares of Common Stock and certain other matters as set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Definitions.

1.1 "Alternate Cash Consideration" has the same meaning as set forth in the Stock Purchase Agreement.

1.2 "Cause" means, with respect to termination of the Affiliate Agreement, termination pursuant to Section 8.2 of the Affiliate Agreement.

1.3 "Change of Control" means any of the following:

(a) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, or

(b) a change in the composition of the Board of the Company over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(c) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(d) the sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of the Company's assets determined on a consolidated basis.

1.4 "Committed Home Passed" has the same meaning as set forth in the Affiliate Agreement.

1.5  "Common Stock" means the common stock, par value $0.01, of the Company.


1.6 "Common Shares" has the same meaning as set forth in the Stock Purchase Agreement.

1.7 "Default Amount" means an amount equal the product of (a) "*Filed separately with the Commission*" and (b) the difference between "*Filed separately with the Commission*" and that number of shares available for payment as Default Shares.

1.8 "Default Shares" means "*Filed separately with the Commission*" shares of Common Stock.

1.9 "Default Notice" means written notice of default under Section 2 delivered by the Company to Mediacom.

1.10 "Delivery Dates" mean the six dates that an installment of Committed Homes Passed are due to be delivered for ISP Channel services, with the first such Delivery Date occurring on the sixth month anniversary of the Effective Date and then occurring on each of the five consecutive six-month anniversary dates thereafter.

1.11 "Effective Date" has the same meaning as set forth in the Affiliate Agreement.

1.12 "Fully Diluted Common Stock" has the same meaning as set forth in the Stock Purchase Agreement.


1.13 "Initial Shares" has the same meaning as set forth in the Stock Purchase Agreement.

1.14 "Mediacom Designee" means the person or persons designated by Mediacom for nomination to the Company's Board of Directors.

1.15  "Preferred  Share" means the share of Preferred  Stock issued  pursuant to
Section 5.4.

1.16 "Preferred Stock" means the preferred stock, par value $0.10 per share, of the Company.


1.17 "Restricted Shares" means the Initial Shares that are subject to payment to the Company as liquidated damages under Section 2.

1.18 "Second Shares" has the same meaning as set forth in the Stock Purchase Agreement.

1.19 "Stockholder Approval" has the same meaning as set forth in the Stock Purchase Agreement.

1.20 "Third Shares" has the same meaning as set forth in the Stock Purchase Agreement.

1.21 "Unrestricted Shares" means any and all shares of Common Stock now held or hereafter held by Mediacom that are not subject to payment to the Company as liquidated damages under Section 2, it being understood that 10% of the Initial Shares (350,000 shares of Common Stock) shall be Unrestricted Shares immediately upon the execution of this Agreement.

2. Delivery of Committed Homes Passed. Pursuant to the Affiliate Agreement, Mediacom is obligated to make available for ISP Channel services 150,000 Committed Homes Passed on or before each Delivery Date. In the event Mediacom fails to make available for ISP Channel services the required number of Committed Homes Passed by the one year anniversary of any applicable Delivery Date, then Mediacom shall pay to the Company Default Shares as liquidated damages for each such failure, and such payment shall be the Company's sole remedy for such failure. Mediacom shall make such payment by delivering to the Company one or more certificates representing such Default Shares no later than five business days after the date the Company gives Mediacom a Default Notice. In the event the Second Shares have not been delivered to Mediacom at the time of the Default Notice, then the Company shall deduct the Default Shares from the Second Shares to be delivered to Mediacom. In the event the Third Shares have not been delivered to Mediacom at the time of the Default Notice, then the Company shall deduct the Default Shares from the Third Shares to be delivered to Mediacom; provided, that in the event the Company does not obtain Stockholder Approval and there are not "*Filed separately with the Commission*" shares of Common Stock available for payment of the Default Shares, then the Company shall deduct (a) the number of shares of Common Stock available for payment of the Default Shares from the Third Shares, and (b) the Default Amount from the Alternate Cash Consideration, to be delivered to Mediacom.

2.1 Early Delivery. If Mediacom makes available for ISP Channel services the required number of Committed Homes Passed prior to an applicable Delivery Date, then the related number of Default Shares shall then immediately become Unrestricted Shares.

2.2 Restrictions on Transfer. Mediacom will not sell, assign, transfer, pledge hypothecate, or otherwise encumber or dispose of in any way, all or any part of any interest in the Initial Shares; provided that, this provision shall not apply to (i) 10% of the Initial Shares (350,000 shares of Common Stock) and (ii) all Unrestricted Shares. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Shares not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

2.3 Federal and State Securities Laws. Notwithstanding anything to the contrary in this Section 2, Mediacom shall transfer the Initial Shares only in conformity with applicable federal and state laws.

2.4 Legends. Mediacom acknowledges that the Common Shares may bear one or more of the following legends:

(a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

(b) "THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND OTHER CONDITIONS CONTAINED IN THAT CERTAIN STOCKHOLDER AGREEMENT BETWEEN MEDIACOM LLC AND SOFTNET SYSTEMS, INC., DATED NOVEMBER 4, 1999."

(c) Any legend required by the laws of the jurisdiction where Mediacom is domiciled or organized.

(d) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

(e) Whenever, in the opinion of counsel to Mediacom (which opinion shall be in writing and shall be in form and substance reasonably satisfactory to the Company) the restrictions described in any legend set forth above cease to be applicable to any Common Shares, the holder thereof shall be entitled to receive from the Company, without expense to such holder, a new certificate not bearing a legend stating such restriction.

2.5 Acceleration of Demand Registration Rights. In the event of the occurrence of (i) a Change of Control that is not approved by the Mediacom Designee, or
(ii) Mediacom terminates the Affiliate Agreement for Cause, then all Unrestricted Shares shall have immediate demand registration rights as set forth in the Registration Rights Agreement, without regard to the 500,000 share threshold therein.

3. Other Liquidated Damages. In the event Mediacom (i) terminates the Affiliate Agreement without Cause or (ii) sells all or substantially all of its cable systems, without providing for assignment of the Affiliate Agreement to the purchaser of such systems or making available for ISP Channel services at least 900,000 Committed Homes Passed on the same terms as the Affiliate Agreement, then Mediacom shall pay to the Company liquidated damages equal to (x) if such event occurs prior to the third anniversary of the Effective Date, (A) 90% of the Initial Shares if a Change of Control under Section 2.5(i) shall not have previously occurred or (B) all Restricted Shares if such Change of Control shall have occurred, or (y) if such event occurs on or after the third anniversary of the Effective Date, all Restricted Shares.

(a) Mediacom shall make such payment by delivering to the Company one or more certificates representing such liquidated damages under this Section 3 within three business days of such event.

(b) Such liquidated damages shall be in addition to the liquidated damages, if any, that ISP Channel, Inc. may have under Section 8 of the Affiliate Agreement.

4. Covenants of the Company Regarding the Common Shares. The Company shall comply with the following covenants as long as Mediacom owns any Common Shares:

4.1 Reporting Status. The Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2 Listing. The Company shall use its best efforts to continue the listing and trading of its Common Stock on the Nasdaq National Market or the New York Stock Exchange.

4.3 Corporate Existence. The Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction assumes (a) the Company's obligations hereunder and in the agreements and instruments entered into in connection herewith, and (b) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market or the New York Stock Exchange.

4.4 Legal Compliance. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses.

4.5 Other Affiliations. The Company represents, covenants and agrees that the set of terms, rates and conditions set forth in this Agreement and the Ancillary Agreements are no less favorable than those extended to any third party cable operator in connection with the provision of ISP Channel services. If the Company or any of its affiliates offer ISP Channel services to any third party cable operator on a set of terms, rates and conditions more favorable than those specified in this Agreement and the Ancillary Agreements, taken as a whole, then the Company shall offer to Mediacom such set of terms, rates and conditions.

5. Board of Directors. Subject to Sections 5.1 and 5.2, the Company shall use its best efforts to elect or cause to be elected to its Board of Directors such number of Mediacom Designees in the same proportion to the total number of directors that the number of shares of Common Stock owned by Mediacom bears to the total number of outstanding shares of Common Stock on the last day of the Company's fiscal year.

5.1 Five Percent Ownership. So long as the Common Shares held by Mediacom represent more than 5% but less than 10% of the outstanding shares of Common Stock, or the Affiliate Agreement covers at least 500,000 Committed Homes Passed, then the Company shall use its best efforts to (a) elect or cause to be elected at least one Mediacom Designee to the Board of Directors, and (b) cause its Bylaws to provide that 75% of the Board of Directors must approve the election of the President, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company, which election shall be held at least annually

5.2 Ten Percent Ownership. So long as the Common Shares held by Mediacom represent 10% or more of the outstanding shares of Common Stock, then (i) the Company shall use its best efforts to appoint one Mediacom Designee who is serving as a director to the Executive Committee of the Board of Directors; and
(ii) the Company shall use its best efforts to cause its Bylaws to provide that the Company shall have no more than ten directors and the Executive Committee of the Board of Directors shall have no more than five members.

5.3 Amendment of Bylaws. The Company shall use its best efforts promptly after the Effective Date to cause an amendment to its Bylaws to provide that members constituting no less than 75% of the Board of Directors must approve the election of the President, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company, which election shall be held at least annually.

5.4 Preferred Share. In the event the stockholders of the Company do not elect the Mediacom Designees as provided for in Section 5.1 or 5.2, as applicable, then the Company shall duly authorize, designate and issue to Mediacom the Preferred Share having the voting rights set forth in the Certificate of Designation attached hereto as Exhibit A.

5.5 Termination of Rights. In the event Mediacom is required to pay liquidated damages under Section 3, then Mediacom's rights under this Section 5 shall terminate, Mediacom shall cause all Mediacom Designees to resign immediately from the Board of Directors, the Preferred Stock referenced in Section 5.4, if issued, shall be canceled by the Company, and Mediacom shall return all shares representing such Preferred Stock to the Company.

6. Restriction on Ownership. Mediacom shall not acquire, either pursuant to the Stock Purchase Agreement or otherwise, more than 35% of the Fully Diluted Common Stock without the approval of the Board of Directors.

7.       Miscellaneous.

7.1 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter). Such notices, demands and other communications shall be addressed as follows:

                  If to the Company:

                  SOFTNET SYSTEMS, INC.
                  650 Townsend Street, Suite 225
                  San Francisco, California  94103
                  Attn: Steven Harris, Secretary
                  Telephone: (415) 365-2500
                  Telecopy: (415) 365-2556



                  If to Mediacom

                  MEDIACOM LLC
                  100 Crystal Run Road
                  Middletown, NY 10941
                  Attention:        Rocco B. Commisso
                                    Chairman and Chief Executive Officer
                  Telephone:  (914) 695-2600
                  Telecopy:  (914) 695-2639

                  with a copy to:

                  Cooperman Levitt Winikoff Lester & Newman, P.C.
                  800 Third Avenue
                  New York, NY 10022
                  Attention: Robert L. Winikoff, Esq.
                  Telephone: (212)  688-7000
                  Telecopy: (212) 755-2839
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party (provided that notice of a change of address shall be effective only upon receipt thereof).

7.2 Remedies. The parties shall have all rights and remedies set forth in this Agreement and all rights which such holders have under any law. Any person having any rights under any provision of this agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that either party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. The losing party shall pay the reasonable fees and expenses incurred by the prevailing party for the enforcement of the rights granted under this Agreement.

7.3 Entire Agreement; Waivers and Amendments. This Agreement (including the exhibits and schedules hereto and the documents and instruments referred to herein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by both parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

7.4 Assignment; Binding Effect. This Agreement may not be assigned or delegated, in whole or in part, by either party hereto without the prior written consent of the other party hereto, except by operation of law in connection with a merger, consolidation or other reorganization or sale of all or substantially all of the assets of Mediacom; provided, that Mediacom may assign, in its sole discretion, all of its rights, interests and obligations under this Agreement to any buyer who assumes all of Mediacom's obligations under this Agreement and the Ancillary Agreements; and provided further, that Mediacom may assign its rights pursuant to Section 5 only if such assignment includes a transfer to such assignee of all of the Common Shares then owned by Mediacom and the Preferred Share, if issued. Mediacom may assign any or all of its rights and obligations hereunder to its direct or indirect wholly-owned subsidiaries if such subsidiaries agree in writing in form satisfactory to the Company to be bound by this Agreement. In the event Mediacom assigns such rights to any such subsidiary, such subsidiary shall be deemed to be "Mediacom" for all purposes of this Agreement. The assignment by Mediacom of any rights, interest or obligations under the Registration Rights Agreement to a transferee of the Unrestricted Shares acquired hereunder shall not affect or diminish the rights or obligations of Mediacom under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.5 Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto.

7.6 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, excluding the conflict of laws provisions thereof that would otherwise require the application of the law of any other jurisdiction. The parties hereto acknowledge and agree that the state and federal courts sitting in the State of Delaware shall have jurisdiction in any matter arising out of this Agreement, and the parties hereby consent to such jurisdiction and agree that the venue of any such matter shall also be proper in such state and federal courts sitting in the State of Delaware.

7.7 Captions. The Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be considered one and the same agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.



                                SOFTNET SYSTEMS, INC.


                                --------------------------------------
                                By: Lawrence B. Brilliant
                                Its: Chief Executive Officer



                                MEDIACOM LLC


                                --------------------------------------
                                By: ----------------------------------
                                Title: -------------------------------